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                                                                   Exhibit 3.105

                            CERTIFICATE OF FORMATION
                                       OF
                             SKILLED HEALTHCARE, LLC

     This Certificate of Formation of Skilled Healthcare, LLC, dated as of June 25, 2003 is being duly executed and filed by Sally G. Burns, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is Skilled Healthcare, LLC.

     SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        /s/ Sally G. Burns
                                        ----------------------------------------
                                        Sally G. Burns, Authorized Person